UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Amendment of Parent Guaranty under Canadian Credit Facility

On July 31, 2013, PHH Corporation (“PHH,” the “Company,” “we,” “our” or “us”) entered into a First Amendment To Parent Guaranty (the “First Amendment”) to that certain Parent Guaranty, dated September 25, 2012 (the “Existing Parent Guaranty” and, as amended, the “Parent Guaranty”), made by us in favor of The Bank of Nova Scotia, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement, dated as of September 25, 2012, among PHH Vehicle Management Services Inc. (“PHH VMS Canada”), as borrower, the Administrative Agent, the subsidiaries of PHH VMS Canada, as subsidiary guarantors, and the lenders from time to time party thereto. The First Amendment became effective on July 31, 2013, and, pursuant to the terms of the First Amendment, the terms and conditions of the Existing Parent Guaranty were amended to provide us with additional flexibility to refinance or retire our existing debt and additional flexibility under the financial covenants contained in the Parent Guaranty.

The foregoing summary of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03.           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1

First Amendment to Parent Guaranty, dated July 31, 2013, to the Parent Guaranty, dated as of September 25, 2012, made by PHH Corporation in favor of The Bank of Nova Scotia, in its capacity as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary

Dated: August 5, 2013